As filed with the U.S. Securities and Exchange Commission on December 8, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GigCapital, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6770	82-3027430
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3000 El Camino Real

Building 4, Suite 232

Palo Alto, CA 94306

(650) 352-7580

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Avi S. Katz

Executive Chairman, Secretary, President and Chief Executive Officer

GigCapital, Inc.

3000 El Camino Real

Building 4, Suite 232

Palo Alto, CA 94306

(650) 352-7580

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey C. Selman, Esq. Crowell & Moring LLP 3 Embarcadero Center, 26th Floor San Francisco, CA 94111 (415) 365-7442 (415) 986-2827—Facsimile	Alan I. Annex, Esq. Jason T. Simon, Esq. Greenberg Traurig, LLP MetLife Building 200 Park Avenue New York, NY 10166 United States (212) 801-9323 (212) 801-6400—Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No: 333-221581

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

			Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Warrants included as part of the Units(2)	4,312,500(3)	—	—	— (4)
Total			—	$21,476.25†

†	The Registrant previously registered securities having a proposed maximum offering price of $172,500,000.00 on its Registration Statement on Form S-1, as amended (File No. 333-221581), which was declared effective by the Securities and Exchange Commission on December 7, 2017 (the “Prior Registration Statement”), and previously paid a registration fee of $21,476.25 with the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional number of warrants are being registered to increase the number of warrants included as part of the Units registered on the Prior Registration Statement from the previously registered 8,625,000 warrants in the Prior Registration Statement to an aggregate of 12,937,000 total warrants, as each Unit now includes 3⁄4 of a warrant as opposed to 1⁄2 of a warrant as previously registered on the Prior Registration Statement. The amount being registered in this registration statement is 4,312,500 warrants, which is calculated based on the difference of 12,937,000 total warrants less the 8,625,000 warrants registered on the Prior Registration Statement. No additional fee is required as noted in footnote (4) below.
(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-221581).
(4)	No fee pursuant to Rule 457(g).

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 4,312,500 additional warrants included as part of the previously registered Units of GigCapital, Inc., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one share of the Registrant’s common stock at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Prior Registration Statement as set forth above. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-221581) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit	Description

5.1	Opinion of Crowell & Moring LLP

23.1	Consent of BPM LLP

23.2	Consent of Crowell & Moring LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 8th day of December, 2017.

GIGCAPITAL, INC.

By:	/s/ Avi S. Katz
Name:	Dr. Avi S. Katz
Title:	President, Chief Executive Officer, Secretary and Executive Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Dr. Avi S. Katz Dr. Avi S. Katz	President, Chief Executive Officer, Secretary and Executive Chairman Of the Board of Directors (Principal executive officer)	December 8, 2017

* Barrett Daniels	Vice President and Chief Financial Officer (Principal financial and accounting officer)	December 8, 2017

* Neil Miotto	Director	December 8, 2017

/s/ John J. Mikulsky John J. Mikulsky	Director	December 8, 2017

*By:	/s/ Dr. Avi S. Katz Dr. Avi S. Katz	Attorney-in-fact	December 8, 2017